As filed with the Securities and Exchange Commission on May 5, 2025.
Registration No. 333-286656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Peoples Financial Services Corp.
(Exact name of registrant as specified in its charter)
Pennsylvania	23-2391852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
102 East Drinker Street,
Dunmore, PA 18512
(570) 346-7741
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Gerard A. Champi Chief Executive Officer Peoples Financial Services Corp. 102 East Drinker Street, Dunmore, PA 18512 (570) 346-7741	Copies of Communications to: Donald R. Readlinger Troutman Pepper Locke LLP 301 Carnegie Center, Suite 400 Princeton, NJ 08540 (609) 951-4164
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this
Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note
This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-286656) of Peoples Financial Services Corp. (the “Registrant”) is being filed solely to add a hyperlink to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2025. Other than the addition of the hyperlink to the Definitive Proxy Statement under the heading “INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC,” this Pre-Effective Amendment No. 1 does not amend any other sections of, or information included in, the prospectus or the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 5, 2025
PROSPECTUS
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Rights
Units

We may offer and sell from time to time in one or more offerings any combination of the securities listed above. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The aggregate offering price of all securities we sell under this prospectus will not exceed $150,000,000. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms for securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and that will be included in a supplement to this prospectus. See “Risk Factors” beginning on page 3 of this prospectus.

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “PFIS”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.
The date of this prospectus is           , 2025

i

ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $150,000,000 in the aggregate.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site mentioned under the heading “Where You Can Find More Information.”
Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” and the “Company” to refer to Peoples Financial Services Corp. and its subsidiaries on a consolidated basis.

ii

SUMMARY
This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities, any related free writing prospectus, and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Company
We are a bank holding company that was incorporated under the laws of the Commonwealth of Pennsylvania. We provide a full range of financial services through our wholly owned direct and indirect subsidiaries, including Peoples Security Bank and Trust Company and 1st Equipment Finance, Inc. Peoples Security Bank and Trust Company is sometimes referred to as the “Bank.”
The Bank is a state-chartered bank and trust company under the jurisdiction of the Pennsylvania Department of Banking and Securities, the “Pennsylvania Department of Banking” and the Federal Deposit Insurance Corporation, or “FDIC.” The Bank’s thirty-nine community banking offices, all similar with respect to economic characteristics, share a majority of the following aggregation criteria: products and services; operating processes; customer bases; delivery systems; and regulatory oversight. Accordingly, they are aggregated into a single operating segment.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $150,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price of the shares.
Preferred Stock
We may sell shares of our preferred stock without series or in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the class (if issued without series) or series, the voting rights of the shares of the class (if issued without series) or series, if any, whether and on what terms the shares of the class (if issued without series) or series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the class (if issued without series) or series, whether we will list the preferred stock on a securities exchange and any other specific terms of the class (if issued without series) or series of preferred stock.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Warrants
We may sell warrants to purchase shares of our common stock, shares of our preferred stock, debt securities or any combination of these securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Rights
We may offer rights to our existing shareholders to purchase additional shares of our common stock or preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
* * * * *
Our principal executive offices are located at 102 East Drinker Street, Dunmore, Pennsylvania 18512, and our telephone number is (570) 346-7741. We maintain a website at www.psbt.com, which contains information relating to us. The information contained on our website is not part of this prospectus.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should consider carefully the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K and any quarterly reports on Form 10-Q, and in all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the securities could decline, and you could lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information that we File with the SEC.”

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
We make certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These statements are based on assumptions and may describe future plans, strategies and expectations of the Company that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. All statements in this report, other than statements of historical facts, are forward-looking statements.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in interest rates, including their effect on our investment values; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and us of AI in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of our merger with FNCB Bancorp, Inc.; future acquisitions or a change in control; and our ability to pay dividends. Additional factors that may affect our results are discussed in Part I, Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2025, which are incorporated by reference herein.
These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

THE COMPANY
General
Peoples Financial Services Corp., a bank holding company incorporated under the laws of Pennsylvania, provides a full range of financial services through its wholly owned direct and indirect subsidiaries, including Peoples Security Bank and Trust Company and 1st Equipment Finance, Inc.
Unless the context indicates otherwise, all references in this annual report to the “Peoples,” “Company,” “we,” “us” and “our” refer to Peoples Financial Services Corp. and its subsidiaries. Peoples Security Bank and Trust Company is sometimes referred to as the “Bank.”
The Bank is a state-chartered bank and trust company under the jurisdiction of the Pennsylvania Department of Banking and Securities, the “Pennsylvania Department of Banking” and the Federal Deposit Insurance Corporation, or “FDIC.” The Bank’s thirty-nine community banking offices, all similar with respect to economic characteristics, share a majority of the following aggregation criteria: products and services; operating processes; customer bases; delivery systems; and regulatory oversight. Accordingly, they are aggregated into a single operating segment.
Services and Market Area
We provide a full range of commercial and retail lending products designed to meet the borrowing needs of small- and medium-sized businesses and consumers in our market areas. The majority of our loans are to customers located within our market area. We have no foreign loans or highly leveraged transaction loans, as defined by the Federal Reserve Board. Although we participate in loans originated by other banks, we have originated the majority of the loans in our portfolio. Our commercial lending products include the following types of loans, among others: commercial real estate; working capital; equipment and other commercial needs; construction; Small Business Administration (“SBA”); and agricultural and mineral rights. Our retail lending products include the following types of loans, among others: residential real estate; automobiles; manufactured housing; personal and home equity.
Our principal market area consists of Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey, and Broome County in New York. In addition, parts of Bradford and Schuylkill Counties in Pennsylvania are also considered part of the market area. We maintain our headquarters in Dunmore, Lackawanna County.
Our legacy market stretched from Binghamton and the southern tier of New York down through Northeastern Pennsylvania. The Marcellus Shale formation located in the heart of our legacy market area has provided economic benefits to the communities served and as a result to us. Natural gas producers have invested billions of dollars in Pennsylvania in lease and land acquisition, new well drilling, infrastructure development and community partnerships.
In 2014, we launched a growth strategy that expanded our operations into the Greater Lehigh Valley, King of Prussia and the Greater Delaware Valley of southeastern Pennsylvania and suburban Philadelphia, and south-central Pennsylvania that commenced with the opening of a community banking office in Bethlehem, Lehigh County in the Lehigh Valley market during the fourth quarter of 2014. During 2017, the Company added two additional branch offices, one in Allentown, Lehigh County and one in Bethlehem, Northampton County to continue its strategic expansion initiative into the Greater Lehigh Valley market. This market has a greater population than the legacy markets served, with the Allentown-Bethlehem-Easton metropolitan area being Pennsylvania’s third most populous.
In 2015, the Company entered the King of Prussia market, which includes parts of Bucks and Montgomery counties of Pennsylvania and suburban Philadelphia, with the establishment of a loan production office and a team of experienced lenders. During the fourth quarter of 2016, a retail branch office was established, replacing the loan production office, and staffed by personal bankers and our experienced lenders. Montgomery and Bucks counties are two of the wealthiest counties in Pennsylvania. Significant types of employment industries include pharmaceuticals, health care, electronics, computer services, insurance, industrial machinery, retailing, schools and meat processing. In 2020, the bank expanded further into the Philadelphia metropolitan area by opening a branch office in Doylestown, Bucks County and recruiting an experienced lending team.
In 2019, the Company entered the south-central Pennsylvania market with the establishment of a full-service branch in Lebanon County. A team of experienced lenders in this market was recruited to serve the Lancaster, Lebanon, and Harrisburg market.
During the fourth quarter of 2021, the Company continued its growth strategy by opening branches in both Warrendale, Pennsylvania, serving the Greater Pittsburgh market, and Piscataway, New Jersey, serving the New Jersey market. Experienced lenders have been recruited to manage these new markets.
We also offer specialized equipment financing alternatives including simple loans, direct finance leases and municipal leases to businesses within and outside our primary market area under its wholly owned subsidiary, 1st Equipment Finance, Inc.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, purchase contracts, rights or units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
The following description is a summary of the material provisions of our Articles of Incorporation, as amended (“articles of incorporation”) and Second Amended and Restated Bylaws, as amended (the “bylaws”). Copies of the articles of incorporation and bylaws have been filed with the SEC and are incorporated into this prospectus.
General
The authorized capital stock of Peoples consists of 25,000,000 shares of common stock, $2.00 par value, of which 9,995,482 were issued and outstanding as of April 21, 2025; and 500,000 shares of preferred stock, without par value, none of which were issued and outstanding as of April 21, 2025.
Common Stock
Voting
Each holder of Peoples common stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.
Peoples’ bylaws provide that its board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office. At each annual meeting of shareholders, one class of directors is to be elected, and each class of directors so elected will serve for a term of approximately three years.
Peoples’ articles of incorporation provide for majority voting in uncontested elections of directors. Under Peoples’ majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director. To be elected in an uncontested election, a quorum must be present at the meeting and the number of votes cast by shareholders “for” a nominee’s election must exceed the number of votes cast “against” the nominee’s election. In a contested election, defined as one in which the number of director nominees exceeds the number of directors to be elected, the directors elected at such meeting shall be elected by a plurality of the votes cast in such election of directors, provided that a quorum is present.
Dividends
The holders of Peoples common stock share ratably in dividends when and if declared by Peoples’ board of directors from legally available funds. Declaration and payment of cash dividends by Peoples is largely dependent upon receipt of dividends from its subsidiary, the Bank. The ability of Peoples and the Bank to pay dividends is subject to federal and state regulations. Peoples is a legal entity separate and distinct from the Bank. Accordingly, the right of Peoples, and consequently the right of creditors and shareholders of Peoples, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Peoples in its capacity as a creditor may be recognized.
No Preemptive, Conversion or Redemption Rights
Holders of Peoples common stock do not have preemptive rights to acquire any additional shares of Peoples common stock. Peoples common stock is not subject to conversion or redemption.

Calls and Assessments
All of the issued and outstanding shares of Peoples common stock are fully paid and non-assessable. The rights and privileges of holders of Peoples common stock are subject to any preferences that our board of directors may set for any class (if issued without series) or series of preferred stock that may be issued by us in the future.
Liquidation Rights
In the event of Peoples’ liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Peoples common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of Peoples preferred stock.
Preferred Stock
Peoples’ board of directors is empowered to authorize the issuance of up to 500,000 shares of preferred stock, without par value, without series, or in one or more series, at such times, for such purposes and for such consideration as Peoples board of directors may deem advisable without shareholder approval. Peoples’ board of directors may fix the designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued class (if issued without series) or series of preferred stock (or the entire class of preferred stock if none of such shares have been issued), the number of shares constituting any such class (if issued without series) or series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of preferred stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of preferred stock of each such class (if issued without series) or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”). Unless otherwise provided in any such resolution or resolutions, the number of shares of preferred stock of any such class (if issued without series) or series set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.
At the time of the filing of this prospectus Peoples has no outstanding shares of preferred stock.
Venue and Forum
Peoples’ bylaws provide that unless it consents in writing to the selection of an alternate forum, the state courts of the Commonwealth of Pennsylvania in and for Lackawanna County shall be the sole and exclusive forum, to the fullest extent permitted by law, for (i) any derivative action or proceeding brought on behalf of Peoples; (ii) any action asserting a claim of a breach of fiduciary duty owed by any director or officer of Peoples to Peoples or Peoples’ shareholders; (iii) any action asserting a claim against Peoples arising pursuant to any provision of the PBCL, the Peoples articles of incorporation of the Peoples bylaws; (iv) any action seeking to interpret, apply, enforce or determine the validity of the Peoples article of incorporation or the Peoples bylaws; or (v) any action asserting a claim against Peoples governed by the internal affairs doctrine.
Additionally, Peoples’ bylaws provide that unless it consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any Peoples securities shall be deemed to have notice of and consented to this provision.

Anti-Takeover Article and Bylaw Provisions
Peoples’ articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of Peoples. Among other things these provisions:
•
empower Peoples’ board of directors, without shareholder approval, to issue shares of Peoples preferred stock the terms of which, including voting power, are set by Peoples’ board of directors;

•
divide Peoples’ board of directors into three classes serving staggered three-year terms;

•
require that shares with at least 75% or, in certain instances, a majority of total voting power approve the repeal or amendment of certain provisions of Peoples’ articles of incorporation;

•
eliminate cumulative voting in the election of directors; and

•
require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

The PBCL also contains certain provisions applicable to Peoples that may have the effect of deterring or discouraging an attempt to take control of Peoples. These provisions, among other things:
•
require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PBCL);

•
prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the PBCL);

•
prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights (Subchapter 25G of the PBCL);

•
require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months (Subchapter 25H of the PBCL);

•
expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•
provide that a corporation’s board of directors need not regard any corporate interest, or the interests of any particular group affected by such action as a dominant or controlling interest or factor;

•
provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation to justify, or higher burden of proof with respect to, any act relating to or affecting an acquisition or potential or proposed acquisition of control of the corporation than is applied to any other act;

•
provide that acts relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the disinterested directors did not assent to such act in good faith after reasonable investigation; and

•
provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced directly by the corporation or may be enforced by an action in the right of the corporation but may not be enforced directly by a shareholder.

The PBCL also explicitly provides that the fiduciary duty of directors does not require them to:
•
redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•
render inapplicable, or make determinations under, provisions of the PBCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control, or under any other provision of the PBCL relating to or affecting acquisitions or potential or proposed acquisitions of control; or

•
act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

Indemnification of Directors and Officers
Statutory Indemnification
The PBCL provides that a Pennsylvania business corporation, such as Peoples, unless otherwise restricted in its bylaws, has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, under the PBCL, unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.
The PBCL requires a business corporation to indemnify any representative against expenses (including attorney fees) actually and reasonably incurred by such representative in defense of any action or proceeding described above or in defense of any claim, issue or matter therein, to the extent that such representative has been successful on the merits or otherwise.
The indemnification and advancement of expenses provided by, or granted pursuant to, the PBCL are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office; provided, however, that no such indemnification is to be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Indemnification Pursuant to the Bylaws of Peoples
In accordance with the statutory authority described above, People’s bylaws provide that Peoples shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Peoples) by reason of the fact that such person is or was a director, officer and /or employee of Peoples, or is or was serving at the request of Peoples as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Peoples, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of Peoples, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
The bylaws also provide that Peoples shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Peoples and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to Peoples.
Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Peoples’ bylaws unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three (3) disinterested directors, then the holders of one-third of the outstanding shares of Peoples determine that the person is not entitled to such presumption by certifying such determination in writing to the secretary of Peoples. In such event the disinterested director(s) or, in the event of certification by shareholders, the secretary of Peoples shall request of independent counsel, who may be the outside general counsel of Peoples, a written opinion as to whether or not the parties involved are entitled to indemnification under Peoples’ bylaws.
In the event of an action against our directors, officers, or employees, Peoples’ bylaws provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Peoples in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Peoples’ bylaws upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Peoples as authorized in the Peoples’ bylaws.
The indemnification provided by the Peoples’ bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.
Directors and Officers Liability Insurance
Peoples maintains a policy of directors and officers liability insurance to cover certain potential liabilities of present or future directors and officers, as well as employees, for actions taken in their capacities as such and in certain other limited circumstances, including certain potential liabilities under the Securities Act.
Listing and Transfer Agent
Peoples common stock is listed on Nasdaq under the symbol “PFIS”. The transfer agent for Peoples common stock is Equiniti Trust Company, LLC, 55 Challenger Road, Suite 200, Ridgefield Park, NJ 07660.

DESCRIPTION OF DEBT SECURITIES
Debt May Be Senior or Subordinated
We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.
Payments
We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in United States dollars.
Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.
Terms Specified in Prospectus Supplement
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
•
classification as senior or subordinated debt securities and the specific designation;

•
aggregate principal amount, purchase price and denomination;

•
currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•
date of maturity;

•
the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•
the interest payment dates, if any;

•
the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•
any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•
whether we will issue the debt securities in the form of certificated debt securities or global debt securities and, if applicable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of global debt securities;

•
whether we will issue the debt securities in definitive form and under what terms and conditions;

•
the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;
•
information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•
any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•
the depository for debt securities held in global form, if any; and

•
any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities
Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.
If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Book-Entry Issuance.”
Subordination Provisions
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
Covenants
The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:
•
the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance;

•
and the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default
The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series-by-series basis. The events of default will be defined under the indenture and described in the prospectus supplement.
The prospectus supplement will contain:
•
the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•
the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.
The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.
The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.
The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge
The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.
We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.
Modification of the Indenture
The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.
We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.
Book-Entry Issuance
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities. For debt securities issued in global form, the Depository Trust Company (the “DTC”) may act as securities depository for such debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. Such global debt securities may describe issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.
DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC is user owned and governed pursuant to a Shareholders Agreement. The DTCC common shareholders include banks, broker-dealers, and other companies in the financial services industry that are participants of one or more of DTCC’s clearing agency subsidiaries, including DTC.
Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.
The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not affect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
Notices and Voting
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.
Distribution of Funds
The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.
Successor Depositories and Termination of Book-Entry System
DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.
DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase common stock, preferred stock, debt securities or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.
This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant document when it is filed.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:
•
the title of the warrants;

•
the total number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies that investors may use to pay for the warrants;

•
the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•
the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
whether the warrants will be issued in registered form or bearer form;

•
whether the warrants will be listed on any securities exchange;

•
information with respect to book-entry procedures, if any;

•
if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•
if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•
if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the identity of the warrant agent, if any;

•
the procedures and conditions relating to the exercise of the warrants; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements
We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form — i.e., book-entry — will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form — i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office, or any other office indicated in the applicable prospectus supplement.
Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise, or the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture.
Exercise and Redemption of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.
Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
We may redeem any warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, which represent contracts obligating holders to purchase from or sell to us and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, or debt securities, as applicable, at a future date or dates. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the purchase contracts upon certain events. We may issue purchase contracts in distinct series.
The applicable prospectus supplement will describe the terms of any purchase contracts. The following description and any description of purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the form of purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.
We may issue purchase contracts separately or as part of units, which we describe below. Units may consist of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of common stock, preferred stock or debt securities, , including U.S. treasury securities.
The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
whether the purchase contracts will be issued in fully registered or global form; and

•
any other terms of the purchase contracts.

DESCRIPTION OF RIGHTS
General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering. Although we may issue rights, in our sole discretion, we have no obligation to do so.
The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be in a prospectus supplement accompanying this prospectus. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.
This summary also is subject to and qualified in its entirety by reference to all the provisions of the rights, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K, in connection with an issuance of rights to holders of our common stock or our preferred stock. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.
Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes, or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units comprised of any combination of our preferred stock, common stock, debt securities, warrants and purchase contracts. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.
PLAN OF DISTRIBUTION
We may offer the securities in this prospectus from time to time as follows:
•
to or through underwriters or dealers;

•
directly to purchasers;

•
directly to our shareholders;

•
through designated agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.
In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.
The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:
•
the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•
if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market. We may elect to list our common stock or any of the other securities on an exchange but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.
If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make and may engage in transactions with, or perform services for, us in the ordinary course of business. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities, or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
EXPERTS
The consolidated financial statements of Peoples Financial Services Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated in this registration statement by reference from the Peoples Financial Services Corp. Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, Troutman Pepper Locke LLP, Philadelphia, Pennsylvania, our counsel, will pass upon the validity of the securities to be issued by us through this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that electronically file documents with the SEC.
This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement, and the exhibits filed with the registration statement for further information regarding us and the securities we may offer. The registration statement and its exhibits are available on the SEC’s Internet site at the address set forth above.
We also maintain an Internet site at www.psbt.com, which contains information relating to us and our business. Information contained on our Internet site is not incorporated by reference into this prospectus, any prospectus supplement or the registration statement unless otherwise stated in this prospectus or any prospectus supplement.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC
This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.
We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
•
our annual report on Form 10-K for the year ended December 31, 2024;

•
the portions of our definitive proxy statement for the annual meeting of shareholders to be held on May 9, 2025 that have been incorporated by reference into our Form 10-K for the year ended December 31, 2024;

•
our current reports on Form 8-K filed on February 4, 2025 and April 2, 2025; and

•
the description of our common stock contained in the “Description of Common Stock” (incorporated by reference to exhibit 4.2 to our Form 10-K filed with the SEC on March 15, 2023).

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and (2) until an offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.
We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:
Investor Relations
Peoples Financial Services Corp.
102 East Drinker Street,
Dunmore, PA 18512
Telephone: (570) 346-7741
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement relating to the offered securities. No one else is authorized to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our business, financial condition and results of operations may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is a summary of the expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.
Securities and Exchange Commission Registration Fee		$22,965.00
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Expenses		*
Miscellaneous Expenses		*
Total	$	*

*
These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Statutory Indemnification
The PBCL, provides that a Pennsylvania business corporation, such as Peoples, unless otherwise restricted in its bylaws, has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that they are or were a representative of the corporation, or are or were serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, under the PBCL, unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were a representative of the corporation or are or were serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of the action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.
The PBCL requires a business corporation to indemnify any representative against expenses (including attorney fees) actually and reasonably incurred by such representative in defense of any action or proceeding described above or in defense of any claim, issue or matter therein, to the extent that such representative has been successful on the merits or otherwise.
The indemnification and advancement of expenses provided by, or granted pursuant to, the PBCL are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding that office; provided, however, that no such indemnification is to be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Indemnification Pursuant to the Peoples Bylaws
Peoples bylaws require that Peoples shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Peoples) by reason of the fact that such person is or was a director, officer and /or employee of Peoples, or is or was serving at the request of Peoples as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Peoples, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of Peoples, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.
Peoples shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by them in connection with the defense or settlement of, or serving as a witness in, such action or suit if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Peoples and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of their duties to Peoples.
Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in the Peoples bylaws unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of Peoples determine that the person is not entitled to such presumption by certifying such determination in writing to the secretary of Peoples. In such event the disinterested director(s) or, in the event of certification by shareholders, the secretary of Peoples shall request of independent counsel, who may be the outside general counsel of Peoples, a written opinion as to whether or not the parties involved are entitled to indemnification under the Peoples bylaws.
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Peoples in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the Peoples bylaws upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount, unless it shall ultimately be determined that they are entitled to be indemnified by Peoples as authorized in the Peoples bylaws.
The indemnification provided by Peoples’ bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 16.   Exhibits.
Exhibit No.	Document
1.1	Form of Underwriting Agreement relating to Common Stock.*
1.2	Form of Underwriting Agreement relating to Preferred Stock.*
1.3	Form of Underwriting Agreement relating to Debt Securities.*
1.4	Form of Underwriting Agreement relating to Warrants.*
1.5	Form of Underwriting Agreement relating to Purchase Contracts.*
1.6	Form of Standby Underwriting Agreement relating to Rights.*
1.7	Form of Underwriting Agreement relating to Units.*
3.1	Peoples Financial Services Corp. Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K filed with the Commission on March 17, 2014).
3.1.1	Articles of Amendment to the Articles of Incorporation of Peoples Financial Services Corp., effective as of May 19, 2020 (incorporated by reference to Exhibit 3.2 to registrant’s quarterly report on Form 10-Q filed with the Commission on August 10, 2020).
3.2	Second Amended and Restated Bylaws of Peoples Financial Services Corp., as amended (incorporated by reference to Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q filed with the Commission on November 14, 2024).
4.1	Form of Statement with Respect to Shares or other Articles of Amendment designating Preferred Stock.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Senior Debt Securities Indenture.#
4.4	Form of Senior Debt Security.*
4.5	Form of Subordinated Debt Securities Indenture.#
4.6	Form of Subordinated Debt Security.*
4.7	Form of Warrant.*
4.8	Form of Warrant Agreement.*
4.9	Form of Purchase Contract.*
4.10	Form of Rights Agreement.*
4.11	Form of Unit Agreement.*
5.1	Opinion of Troutman Pepper Locke LLP#
8.1	Opinion of counsel as to certain federal income tax matters.*
23.1	Consent of Baker Tilly US, LLP.#
23.2	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).#
24.1	Powers of attorney (included on signature page).#
25.1	Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities.**
25.2	Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities.**
107	Filing Fee Table.#

*
If applicable, to be filed as an exhibit to an amendment to the Registration Statement or a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

**
To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act.

#
Previously Filed

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:
(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lackawanna County, Commonwealth of Pennsylvania, on this 5th day of May, 2025.
PEOPLES FINANCIAL SERVICES CORP.
By:
/s/ Gerard A. Champi

Gerard A. Champi
Chief Executive Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Name	Title	Date
* William E. Aubrey II	Director and Chairman of the Board	May 5, 2025
/s/ Gerard A. Champi Gerard A. Champi	Chief Executive Officer (Principal Executive Officer)	May 5, 2025
* James M. Bone, Jr., CPA	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2025
* Stephanie A. Westington	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 5, 2025
* Sandra L. Bodnyk	Director	May 5, 2025
* William G. Bracey	Director	May 5, 2025
* Joseph Coccia	Director	May 5, 2025
* William P. Conaboy	Director	May 5, 2025
* Joseph L. DeNaples	Director	May 5, 2025

Name	Title	Date
* Louis A. DeNaples	Director and Vice Chairman of the Board	May 5, 2025
* Keith W. Eckel	Director	May 5, 2025
* Ronald G. Kukuchka	Director	May 5, 2025
* Kathleen McCarthy Lambert	Director	May 5, 2025
* Richard S. Lochen, Jr.	Director	May 5, 2025
* Thomas J. Melone	Director	May 5, 2025
* James B. Nicholas	Director	May 5, 2025
* Eliza Zúñiga Ramirez	Director	May 5, 2025
* Joseph T. Wright, Jr.	Director	May 5, 2025
*By: /s/ Gerard A. Champi Attorney-in-fact